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                                                                    EXHIBIT 10.1




                    FORM OF ORIGINATION & SERVICING AGREEMENT


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                                                                    EXHIBIT 10.1

                        ORIGINATION & SERVICING AGREEMENT


         ORIGINATION & SERVICING AGREEMENT, dated as of the day of_______, 200___ (the "Agreement") by and between LEASE EQUITY APPRECIATION FUND II, L.P. ("LEAF Fund II"), a Delaware limited partnership having its principal place of business at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103, LEAF FINANCIAL CORPORATION, INC. ("LEAF Financial"), a Delaware corporation having its principal place of business at 110 S. Poplar Street, Suite 101, Wilmington, DE 19801, and LEAF FUNDING, INC. ("LEAF Funding"), a Delaware corporation having its principal place of business at 1845 Walnut Street, 10th Floor, Philadelphia, PA 19103.

         WHEREAS, LEAF Fund II is engaged in the business of acquiring a diversified portfolio of equipment that it leases to third-parties ("Equipment Leases"), and to a limited extent financing the acquisition of equipment by end users("Secured Loans");

         WHEREAS, LEAF Fund II desires to retain LEAF Funding (the "Originator") as the originator of the Equipment Leases and the Secured Loans;

         WHEREAS, LEAF Fund II desires to retain LEAF Financial (the "Servicer") as the servicer of the Equipment Leases and the Secured Loans; and

         WHEREAS, LEAF Funding and LEAF Financial are willing to originate and service all of the Equipment Leases and Secured Loans;

         NOW THEREFORE, in consideration of the covenants set forth in this Agreement and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:


1. APPOINTMENT; STANDARD OF CARE; DUTIES OF THE ORIGINATOR AND THE SERVICER

            The Originator and the Servicer are each hereby authorized to act as an agent for LEAF Fund II and in that capacity shall originate, manage, service, administer and make collections on the Equipment Leases and Secured Loans and perform any other reasonable actions that may be required by LEAF Fund II under this Agreement. The Servicer agrees that its servicing of the Equipment Leases and Secured Loans shall be carried out in accordance with customary and usual procedures of institutions which service equipment leases and Secured Loans, unless there is a specific requirement dictated by LEAF II.

             (a) The Originator's duties shall include, without limitation, the following:

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                  1. Lease Origination
                  Originate Equipment Leases and Secured Loans through direct and indirect origination strategies. Direct originations will involve marketing to direct vendors' and resellers, which will offer leasing as a financing option as part of the vendors and resellers' overall equipment package. The indirect strategy will involve acquiring Equipment Leases from other equipment lessors, including captives of manufacturers, banks and other financial services companies.

             (b) The Servicer's duties shall include, without limitation, the following:

                  1.  Underwriting
                  Development and ongoing updates of credit evaluation systems, including automatic extraction of credit information from online databases; credit scoring and credit analyst review.

                  2.  Receivables Management
                  Monthly invoicing including detailed breakdown of lease payments and misc. items and collection of lease revenues. The Servicer will have the authority to manage the lease receivables as well as write-off Equipment Leases.

                  3.  Syndicate Transactions
                  Syndicate Equipment Lease transactions and/or portions of Equipment Lease portfolios to third-parties, or other additional related parties, where applicable to enhance income and/or manage risk.

                  4.  System Development and Integration
                  Develop and integrate systems to provide fully automated processing of Equipment Leases, including:

                      o a management system establishing Equipment Leasing
                        program relationships with direct sales organizations;

                      o sales and marketing database management systems that
                        provide vendor sales relationship development and tracking tools;

                      o application management system;

                      o credit scoring system that automates the task of
                        evaluating high volumes of small ticket Equipment Lease applications;

                      o contract management system that provides electronic
                        invoice generation, payment posting technologies and collections and customer service screens;

                      o accounting and financial management system that will
                        provide financial management of portfolio from securitization reporting to financial pro forma generating tools and investor reporting.

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                  5. Set Residuals and Manage Residual Realization
                  Establish and monitor residual value assessments of equipment using information from any one or more of a number of sources, including management's prior experience, secondary market publications, interviews with manufacturers and used equipment dealers, auction sales guides, historical sales data, industry organizations and valuation companies.

                  Manage residual realization by: re-leasing equipment to existing lessees; automatically extending Equipment Leases on a month to month basis; selling equipment to lessees at the end of the Equipment Lease or at the end of the extension of the Equipment Lease; and selling equipment that is returned at the end of the Equipment Lease either to the original vendor or to used equipment dealers.

                  6. Ongoing Portfolio Integrity
                  Evaluate the Equipment Lease portfolio on an ongoing basis, including review for completeness and accuracy of documentation; review and verify lessee and user payment histories; evaluate underlying equipment or other collateral and verify values; obtain credit reports and/or credit scores for a representative number of Equipment Leases and perform UCC lien searches.

                  7. Development and Documentation of Marketing Materials Develop marketing material specific to each program, including:

                      o a sales kit, which shall include a sales jacket along
                        with lease agreements, a rate card, and specific lease products of a vendor; and

                      o a lease program and a benefit flyer to assist vendor
                        sales forces in presenting the lease option to customers.

                  8. Secured Loans
                  To the extent applicable, the Servicer's duties described above in this Section 1(b) shall include the Secured Loans.


2. TERM AND TERMINATION

         This Agreement shall be deemed effective on execution by LEAF II, LEAF Funding and LEAF Financial. The term of this Agreement shall continue from that effective date for three (3) years and shall automatically renew for additional one-year periods unless earlier terminated by LEAF II. LEAF II may terminate this Agreement at any time by giving the other parties at least thirty (30) days written notice of termination. At the termination date specified in LEAF II's notice, the obligations of the other parties with respect to the origination and servicing of the Equipment Leases and Secured Loans shall terminate to the extent they have not yet been performed or are not required by this Agreement to have been performed before that termination date.

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3. FEES AND EXPENSES

         In consideration of the above described services, the Originator and the Servicer shall receive certain fees and be reimbursed for expenses as set forth in the Amended and Restated Agreement of Limited Partnership of Lease Equity Appreciation Fund II, L.P.

4. MISCELLANEOUS PROVISIONS

         (a) Assignability. The rights and obligations of LEAF Funding and LEAF Financial may only be assigned if the proposed assignee(s) meets LEAF II's requirements and receives LEAF II's written approval prior to the assignment.

         (b) Notices. Notices under this Agreement shall be deemed to have been given if mailed, postage prepaid, by registered or certified mail, return receipt required, or by courier service to the other parties at the address stated above or at any other address as a party may have provided by written notice to the other parties.

         (c) Choice of Law; Venue; Waiver; Trial by Jury. This Agreement shall be governed by the internal laws (as opposed to the conflict of laws provisions) and decisions of the Commonwealth of Pennsylvania. The parties to this Agreement consent to the jurisdiction of any local, state, or federal court located within Pennsylvania, and waive any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such court and further waive any right to have any claim or dispute arising from or related to this Agreement by parties to this Agreement against one or more parties to this Agreement, whether or not there are any additional third-parties to the action or proceeding, heard by a jury.


         IN WITNESS WHEREOF, the parties to this Agreement have executed this Assignment by their duly authorized officers as of the____day of_____, 200___.


Lease Equity Appreciation Fund II, L.P.   LEAF Funding, Inc.
By: LEAF Asset Management, Inc.,          By:__________________________________
       its General Partner                Name:    Crit DeMent
                                               --------------------------------
By:                                       Title: CEO
   ------------------------------------         -------------------------------
Name: Miles Herman
      ---------------------------------
Title: President & CEO
       --------------------------------

LEAF Financial Corporation
By:____________________________________
Name:__________________________________
Title:_________________________________



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